ARC Document Solutions Reports Results for Second Quarter 2013

WALNUT CREEK, CA -- (Marketwired - August 06, 2013) - ARC Document Solutions, Inc. (NYSE: ARC), the nation's leading document solutions company for the architecture, engineering, and construction (AEC) industry, today reported its financial results for the second quarter ended June 30, 2013.

Business Highlights:

  Q2 adjusted earnings per share of $0.04 vs. $0.02 in Q2 2012
  Gross margin for the second quarter was 34.0%, a year-over-year increase of 220 basis points
  Cash from operations was $20.0 million for the six months ended June 30, 2013, vs. $16.9 million for the same period last year
  Repurchased $7.0 million of ARC bonds in July; results in full-year annual interest savings of more than $700,000
  Revises 2013 fully-diluted annual adjusted earnings per share forecast to be in the range $0.06 to $0.09 and maintains projected 2013 annual cash from operating activities to be in the range of $38-$45 million

Financial Highlights:

                                   Three Months Ended      Six Months Ended
                                         June 30               June 30
                                ---------------------  --------------------
(All dollar figures in
 millions, except EPS)             2013        2012       2013       2012
                                ----------  ---------  ---------  ---------
Net Revenue                     $    104.6  $   106.2  $   204.7  $   209.8
Gross Margin                          34.0%      31.8%      33.2%      31.3%
Net Income (Loss) attributable
 to ARC                         $      0.7  $    (1.1) $     1.1  $    (6.0)
Adjusted Net Income (Loss)
 attributable to ARC            $      1.6  $     0.8  $     2.2  $     0.9
EPS                             $     0.02  $   (0.02) $    0.02  $   (0.13)
Adjusted EPS                    $     0.04  $    0.02  $    0.05  $    0.02

Cash from Operations            $      8.1  $     4.5  $    20.0  $    16.9
Capital Expenditures            $      4.4  $     5.5  $    10.0  $     9.3

Debt & Capital Leases
 (including current)                                   $   220.8  $   224.4

Management Commentary:
"The company continues to gain strength and momentum as a technology-enabled document solutions provider," said K. "Suri" Suriyakumar, Chairman, President and CEO of ARC Document Solutions. "While nonresidential construction is still recovering, the addressable market for ARC continues to grow with new offerings fuelled by our investments in technology. This is clearly demonstrated by our growth in managed print services, which is powered by our proprietary Abacus software."

"In addition, as the markets improve and our revenues stabilize, our performance is clearly having the desired effect on our margins, and strong cash generation has opened up opportunities to de-lever and lower our annual interest costs," Mr. Suriyakumar said. "While we will continue to drive margin expansion through the rest of the year, we remain committed to developing new technology solutions, which will allow us to solidify our position as a leader in the document solutions space."

"With just a one percent year-over-year decline in North American daily sales during the quarter, and continuing strength in our MPS and color sales, we've made significant progress in reversing the revenue trends that have characterized our performance since the early days of the recession," said John Toth, ARC Document Solution's Chief Financial Officer. "Between our margin expansion and these early steps in our deleveraging program, we are building a strong foundation from which to build in the years ahead."

2013 Second Quarter Supplemental Information:
Net sales were $104.6 million, a 1.5% decrease compared to the second quarter of 2012.

Daily sales for North America decreased 1.0% year-over year with 64 days in the period, compared to 64 days in 2Q 2012.

There were 54 days sales outstanding in Q2 2013 compared to 51 days in Q2 2012.

AEC customers comprised approximately 75% of our total net sales, while non-AEC customers made up 25% of our total net sales.

Total number of Onsite Services contracts was approximately 7,300, a gain of more than 175 contracts in Q2 2013.

         Sales from Services and Product Lines as a Percentage of
          Net Sales
                                               Three Months Ended
                                                    June 30
                                             ---------------------
         Services and Product Line              2013       2012
         ----------------------------------- ---------- ----------
         Traditional Reprographics              29.2%      32.3%
         Onsite Services                        29.2%      25.9%
         Color Services                         20.9%      19.3%
         Digital Services                       8.3%       9.0%
         Equipment and Supplies Sales           12.4%      13.6%

Sales Reporting Format
In February 2013, ARC Document Solutions announced that in its statement of operations the Company would begin reporting net sales under "Service sales" and "Equipment and supplies sales" to better identify and report its individual services and product lines. The two new categories replace the three categories previously used to report net sales of "Reprographics services," "Facilities management," and "Equipment and supplies sales."

"Service sales" includes traditional reprographics services, onsite services, color printing services, and digital services. "Equipment and supplies sales" is self-explanatory. Net sales for the individual services and product lines that comprise each category are reported and reconciled in the Company's "Net Sales by Services and Product Line" table included herein. For historical comparisons, please consult the Company's 2012 annual report on Form 10-K.

Outlook:
ARC Document Solutions revised its annual adjusted earnings per share forecast for 2013 to be in the range of $0.06 to $0.09 on a fully-diluted basis, and maintains its annual cash flow from operations to be in the range of $38 million to $45 million.

Teleconference and Webcast:
ARC Document Solutions will host a conference call and audio webcast today at 2:00 P.M. Pacific Time (5:00 P.M. Eastern Time) to discuss results for the Company's second quarter of 2013. The conference call can be accessed by dialing (888) 265-9177. The conference ID number is 15526230.

A live Webcast will also be made available on the investor relations page of ARC's website at www.e-arc.com. A replay will be available approximately one hour after the call for seven days following the call's conclusion. To access the replay, dial (855) 859-2056. The conference ID number to access the replay is 15526230. A Web archive will be made available at http://www.e-arc.com for approximately 90 days following the call's conclusion.

About ARC Document Solutions (NYSE: ARC)
ARC Document Solutions is a leading document solutions company serving businesses of all types, with an emphasis on the non-residential segment of the architecture, engineering and construction industries. The Company helps more than 90,000 customers reduce costs and increase efficiency in the use of their documents, improve document access and control, and offers a wide variety of ways to print, produce, and store documents. ARC provides its solutions onsite in more than 7,000 of its customers' offices, offsite in service centers around the world, and digitally in the form of proprietary software and web applications. For more information please visit www.e-arc.com.

Forward-Looking Statements
This press release contains forward-looking statements that are based on current opinions, estimates and assumptions of management regarding future events and the future financial performance of the Company. Words such as "expected," "consider" "intended," and similar expressions identify forward-looking statements and all statements other than statements of historical fact, including, but not limited to, any projections regarding earnings, revenues and financial performance of the Company, could be deemed forward-looking statements. We caution you that such statements are only predictions and are subject to certain risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. In addition to matters affecting the construction, managed print services, document management or reprographics industries, or the economy generally, factors that could cause actual results to differ from expectations stated in forward-looking statements include, among others, the factors described in the caption entitled "Risk Factors" in Item 1A in ARC Document Solution's Annual Report on Form 10-K for the fiscal year ended December 31, 2012, Quarterly Reports on Form 10-Q, and other periodic filings and prospectuses. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

ARC Document Solutions, Inc.
Consolidated Balance Sheets
(Dollars in thousands, except per share data)
(Unaudited)

                                                    June 30,    December 31,
                                                 ------------- -------------
                                                      2013          2012
                                                 ------------- -------------
Assets
Current assets:
Cash and cash equivalents                        $      32,377 $      28,021
Accounts receivable, net of allowances for
 accounts receivable of $2,736
and $2,634                                              63,111        51,855
Inventories, net                                        13,717        14,251
Deferred income taxes                                      386            --
Prepaid expenses                                         3,993         3,277
Other current assets                                     3,318         6,819
                                                 ------------- -------------
Total current assets                                   116,902       104,223

Property and equipment, net of accumulated
 depreciation of $201,643 and $197,830                  56,552        56,471
Goodwill                                               212,608       212,608
Other intangible assets, net                            31,021        34,498
Deferred financing costs, net                            3,658         4,219
Deferred income taxes                                    1,350         1,246
Other assets                                             2,275         2,574
                                                 ------------- -------------
Total assets                                     $     424,366 $     415,839
                                                 ============= =============

Liabilities and Equity
Current liabilities:
Accounts payable                                 $      24,824 $      21,215
Accrued payroll and payroll-related expenses             9,834         6,774
Accrued expenses                                        21,958        22,321
Current portion of long-term debt and capital
 leases                                                 12,061        13,263
                                                 ------------- -------------
Total current liabilities                               68,677        63,573

Long-term debt and capital leases                      208,722       209,262
Deferred income taxes                                   30,319        28,936
Other long-term liabilities                              3,137         3,231
                                                 ------------- -------------
Total liabilities                                      310,855       305,002
                                                 ------------- -------------

Commitments and contingencies

Stockholders' equity:
ARC Document Solutions, Inc. stockholders'
 equity:
Preferred stock, $0.001 par value, 25,000 shares
 authorized; 0 shares issued and outstanding                --            --
Common stock, $0.001 par value, 150,000 shares
 authorized; 46,356 and 46,274 shares issued and
 46,316 and 46,262 shares outstanding                       46            46
Additional paid-in capital                             103,840       102,510
Retained earnings                                        1,832           695
Accumulated other comprehensive income                     411           689
                                                 ------------- -------------
                                                       106,129       103,940
Less cost of common stock in treasury, 40 and 12
 shares                                                    134            44
                                                 ------------- -------------
Total ARC Document Solutions, Inc. stockholders'
 equity                                                105,995       103,896
Noncontrolling interest                                  7,516         6,941
                                                 ------------- -------------
Total equity                                           113,511       110,837
                                                 ------------- -------------
Total liabilities and equity                     $     424,366 $     415,839
                                                 ============= =============

ARC Document Solutions, Inc.
Consolidated Statements of Operations
(Dollars in thousands, except per share data)
(Unaudited)

                                  Three Months Ended     Six Months Ended
                                       June 30,              June 30,
                                 --------------------  --------------------
                                    2013       2012       2013       2012
                                 ---------  ---------  ---------  ---------

Service sales                    $  91,628  $  91,783  $ 179,428  $ 181,455
Equipment and supplies sales        12,994     14,445     25,230     28,346
                                 ---------  ---------  ---------  ---------
  Total net sales                  104,622    106,228    204,658    209,801
Cost of sales                       69,011     72,475    136,668    144,170
                                 ---------  ---------  ---------  ---------
  Gross profit                      35,611     33,753     67,990     65,631
Selling, general and
 administrative expenses            24,891     23,973     48,664     47,430
Amortization of intangible
 assets                              1,699      2,805      3,446      7,398
Restructuring expense                  636          -      1,108          -
                                 ---------  ---------  ---------  ---------
  Income from operations             8,385      6,975     14,772     10,803
Other income, net                      (35)       (24)       (61)       (54)
Interest expense, net                6,076      7,255     12,117     14,693
                                 ---------  ---------  ---------  ---------
Income (loss) before income tax
 provision                           2,344       (256)     2,716     (3,836)
Income tax provision                 1,467        619      1,156      1,929
                                 ---------  ---------  ---------  ---------
  Net income (loss)                    877       (875)     1,560     (5,765)
Income attributable to the
 noncontrolling interest              (155)      (178)      (423)      (195)
                                 ---------  ---------  ---------  ---------
  Net income (loss) attributable
   to ARC Document Solutions,
   Inc. shareholders             $     722  $  (1,053) $   1,137  $  (5,960)
                                 =========  =========  =========  =========
Earnings (loss) per share
 attributable to ARC Document
 Solutions, Inc. shareholders:
  Basic                          $    0.02  $   (0.02) $    0.02  $   (0.13)
                                 =========  =========  =========  =========
  Diluted                        $    0.02  $   (0.02) $    0.02  $   (0.13)
                                 =========  =========  =========  =========

Weighted average common shares
 outstanding:
  Basic                             45,901     45,667     45,832     45,604
  Diluted                           46,058     45,667     45,884     45,604

ARC Document Solutions, Inc.
Non-GAAP Measures
Reconciliation of cash flows provided by operating activities to EBIT,
 EBITDA and Adjusted EBITDA
(Dollars in thousands)
(Unaudited)

                                  Three Months Ended     Six Months Ended
                                       June 30,              June 30,
                                 --------------------  --------------------
                                    2013       2012       2013       2012
                                 ---------  ---------  ---------  ---------

Cash flows provided by operating
 activities (1)                  $   8,110  $   4,455  $  19,991  $  16,850
  Changes in operating assets
   and liabilities, net of
   business acquisitions             4,314      6,928      2,558      4,783
  Non-cash expenses, including
   depreciation amortization and
   restructuring                   (11,547)   (12,258)   (20,989)   (27,398)
  Income tax provision               1,467        619      1,156      1,929
  Interest expense                   6,076      7,255     12,117     14,693
  Net income attributable to the
   noncontrolling interest            (155)      (178)      (423)      (195)
                                 ---------  ---------  ---------  ---------
EBIT                                 8,265      6,821     14,410     10,662
  Depreciation and amortization      8,719      9,866     17,421     21,521
                                 ---------  ---------  ---------  ---------
EBITDA                              16,984     16,687     31,831     32,183
  Restructuring expense                636          -      1,108          -
  Stock-based compensation             729        459      1,321        903
                                 ---------  ---------  ---------  ---------
Adjusted EBITDA                  $  18,349  $  17,146  $  34,260  $  33,086
                                 =========  =========  =========  =========

(1) For the three and six months ended June 30, 2013 cash flows provided by operating activities includes $1.0 million and $2.6 million, respectively, in cash payments related to restructuring.

ARC Document Solutions, Inc.
Non-GAAP Measures
Reconciliation of net income (loss) attributable to ARC to unaudited adjusted net income attributable to ARC
(Dollars in thousands, except per share data)
(Unaudited)

                                  Three Months Ended     Six Months Ended
                                       June 30,              June 30,
                                 --------------------  --------------------
                                    2013       2012       2013       2012
                                 ---------  ---------  ---------  ---------

Net income (loss) attributable
 to ARC                          $     722  $  (1,053) $   1,137  $  (5,960)
  Change in trade name impact to
   amortization                          -        790          -      3,158
  Restructuring expense                636          -      1,108          -
  Interest rate swap related
   costs                                 -      1,015          -      2,271
  Income tax benefit, related to
   above items                        (252)      (694)      (431)    (2,049)
  Deferred tax valuation
   allowance and other discrete
   tax items                           542        788        388      3,433
                                 ---------  ---------  ---------  ---------
Unaudited adjusted net income
 attributable to ARC             $   1,648  $     846  $   2,202  $     853
                                 =========  =========  =========  =========

Actual:
Earnings (loss) per share attributable to ARC
 Document Solutions, Inc. shareholders:
  Basic                          $    0.02  $   (0.02) $    0.02  $   (0.13)
                                 =========  =========  =========  =========
  Diluted                        $    0.02  $   (0.02) $    0.02  $   (0.13)
                                 =========  =========  =========  =========

Weighted average common shares
 outstanding:
  Basic                             45,901     45,667     45,832     45,604
  Diluted                           46,058     45,667     45,884     45,604

Adjusted:
Earnings per share attributable to ARC Document
 Solutions, Inc. shareholders:
  Basic                          $    0.04  $    0.02  $    0.05  $    0.02
                                 =========  =========  =========  =========
  Diluted                        $    0.04  $    0.02  $    0.05  $    0.02
                                 =========  =========  =========  =========

Weighted average common shares
 outstanding:
  Basic                             45,901     45,667     45,832     45,604
  Diluted                           46,058     45,726     45,884     45,618

ARC Document Solutions, Inc.
Non-GAAP Measures
Reconciliation of net income (loss) attributable to ARC Document Solutions to EBIT, EBITDA and Adjusted EBITDA
(Dollars in thousands)
(Unaudited)

                                  Three Months Ended     Six Months Ended
                                       June 30,              June 30,
                                 --------------------  --------------------
                                    2013       2012       2013       2012
                                 ---------- ---------  ---------- ---------

Net income (loss) attributable
 to ARC Document Solutions       $      722 $  (1,053) $    1,137 $  (5,960)
Interest expense, net                 6,076     7,255      12,117    14,693
  Income tax provision                1,467       619       1,156     1,929
                                 ---------- ---------  ---------- ---------
EBIT                                  8,265     6,821      14,410    10,662
  Depreciation and amortization       8,719     9,866      17,421    21,521
                                 ---------- ---------  ---------- ---------
EBITDA                               16,984    16,687      31,831    32,183
  Restructuring expense                 636         -       1,108         -
  Stock-based compensation              729       459       1,321       903
                                 ---------- ---------  ---------- ---------
Adjusted EBITDA                  $   18,349 $  17,146  $   34,260 $  33,086
                                 ========== =========  ========== =========

ARC Document Solutions, Inc.
Net Sales by Product Line
(Dollars in thousands)
(Unaudited)

                                    Three Months Ended    Six Months Ended
                                         June 30,             June 30,
                                  --------------------- --------------------
                                     2013       2012       2013       2012
                                  ---------- ---------- ---------- ---------

Service sales
  Traditional reprographics       $   30,516 $   34,284 $   60,074 $  67,607
  Color                               21,846     20,501     42,751    40,504
  Digital                              8,690      9,508     17,051    19,198
                                  ---------- ---------- ---------- ---------
    Subtotal (1)                      61,052     64,293    119,876   127,309
  Onsite services (2)                 30,576     27,490     59,552    54,146
                                  ---------- ---------- ---------- ---------
    Total service sales               91,628     91,783    179,428   181,455

Equipment and supplies sales          12,994     14,445     25,230    28,346
                                  ---------- ---------- ---------- ---------
Total net sales                   $  104,622 $  106,228 $  204,658 $ 209,801
                                  ========== ========== ========== =========

(1) For comparison purposes this subtotal agrees with reprographics services historically reported prior to the 2012 Annual Report on Form 10-K.

(2) Represents work done at our customer sites which Includes Facilities Management ("FM") and Managed Print Services ("MPS").

Non-GAAP Financial Measures.
EBIT, EBITDA and related ratios presented in this report are supplemental measures of our performance that are not required by or presented in accordance with accounting principles generally accepted in the United States of America ("GAAP"). These measures are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income, income from operations, or any other performance measures derived in accordance with GAAP or as an alternative to cash flows from operating, investing or financing activities as a measure of our liquidity.

EBIT represents net income before interest and taxes. EBITDA represents net income before interest, taxes, depreciation and amortization. EBIT margin is a non-GAAP measure calculated by dividing EBIT by net sales. EBITDA margin is a non-GAAP measure calculated by dividing EBITDA by net sales.

We present EBIT, EBITDA and related ratios because we consider them important supplemental measures of our performance and liquidity. We believe investors may also find these measures meaningful, given how our management makes use of them. The following is a discussion of our use of these measures.

We use EBIT and EBITDA to measure and compare the performance of our operating segments. Our operating segments' financial performance includes all of the operating activities except debt and taxation which are managed at the corporate level for U.S. operating segments. As a result, we believe EBIT is the best measure of operating segment profitability and the most useful metric by which to measure and compare the performance of our operating segments. We also use EBIT to measure performance for determining operating segment-level compensation and we use EBITDA to measure performance for determining consolidated-level compensation. In addition, we use EBIT and EBITDA to evaluate potential acquisitions and potential capital expenditures.

EBIT, EBITDA and related ratios have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are as follows:

  They do not reflect our cash expenditures, or future requirements for capital expenditures and contractual commitments;

  They do not reflect changes in, or cash requirements for, our working capital needs;

  They do not reflect the significant interest expense, or the cash requirements necessary, to service interest or principal payments on our debt;

  Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

  Other companies, including companies in our industry, may calculate these measures differently than we do, limiting their usefulness as comparative measures.

Because of these limitations, EBIT, EBITDA, and related ratios should not be considered as measures of discretionary cash available to us to invest in business growth or to reduce our indebtedness. We compensate for these limitations by relying primarily on our GAAP results and using EBIT, EBITDA and related ratios only as supplements. For more information, see our interim Condensed Consolidated Financial Statements and related notes on our 2013 second quarter report on Form 10-Q. Additionally, please refer to our 2012 Annual Report on Form 10-K.

Our presentation of adjusted net income and adjusted EBITDA over certain periods is an attempt to provide meaningful comparisons to our historical performance for our existing and future investors. The unprecedented changes in our end markets over the past several years have required us to take measures that are unique in our history and specific to individual circumstances. Comparisons inclusive of these actions make normal financial and other performance patterns difficult to discern under a strict GAAP presentation. Each non-GAAP presentation, however, is explained in detail in the reconciliation tables above.

Specifically, we have presented adjusted net income attributable to ARC and adjusted earnings per share attributable to ARC shareholders for the three and six months ended June 30, 2013 and 2012 to reflect the exclusion of amortization impact related specifically to the change in useful lives of trade names, restructuring expense, interest rate swap related costs, and changes in the valuation allowances related to certain deferred tax assets and other discrete tax items. This presentation facilitates a meaningful comparison of our operating results for the three and six months ended June 30, 2013 and 2012. We believe these charges were the result of the current macroeconomic environment, our capital restructuring, or other items which are not indicative of our actual operating performance.

We presented adjusted EBITDA in three and six months ended June 30, 2013 and 2012 to exclude stock-based compensation expense and restructuring expense. The adjustment of EBITDA for non-cash adjustments is consistent with the definition of adjusted EBITDA in our credit agreement; therefore, we believe this information is useful to investors in assessing our financial performance.

ARC Document Solutions
Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

                                  Three Months Ended     Six Months Ended
                                       June 30,              June 30,
                                 --------------------  --------------------
                                    2013       2012       2013       2012
                                 ---------  ---------  ---------  ---------
Cash flows from operating
 activities
Net income (loss)                $     877  $    (875) $   1,560  $  (5,765)
  Adjustments to reconcile net
   income (loss) to net cash
   provided by operating
   activities:
  Allowance for accounts
   receivable                          301        164        446        404
  Depreciation                       7,020      7,061     13,975     14,123
  Amortization of intangible
   assets                            1,699      2,805      3,446      7,398
  Amortization of deferred
   financing costs                     278        281        561        536
  Amortization of bond discount        167        150        332        297
  Stock-based compensation             729        459      1,321        903
  Deferred income taxes              1,145       (179)       736       (504)
  Deferred tax valuation
   allowance                           154        944        174      2,912
  Restructuring expense, non-
   cash portion                        235          -        293          -
  Amortization of derivative,
   net of tax effect                     -        636          -      1,422
  Other noncash items, net            (181)       (63)      (295)       (93)
  Changes in operating assets
   and liabilities, net of
   effect of business
   acquisitions:
    Accounts receivable             (2,666)      (493)   (11,849)    (6,127)
    Inventory                          234     (1,064)       280     (1,585)
    Prepaid expenses and other
     assets                           (619)      (140)     3,090       (406)
    Accounts payable and accrued
     expenses                       (1,263)    (5,231)     5,921      3,335
                                 ---------  ---------  ---------  ---------
Net cash provided by operating
 activities                          8,110      4,455     19,991     16,850
                                 ---------  ---------  ---------  ---------
Cash flows from investing
 activities

  Capital expenditures              (4,430)    (5,457)   (10,042)    (9,262)
  Other                                182       (375)       539       (184)
                                 ---------  ---------  ---------  ---------
Net cash used in investing
 activities                         (4,248)    (5,832)    (9,503)    (9,446)
                                 ---------  ---------  ---------  ---------
Cash flows from financing
 activities

  Proceeds from stock option
   exercises                             -         79          -         79
  Proceeds from issuance of
   common stock under Employee
   Stock Purchase Plan                   9          7          9         28
  Share repurchases, including
   shares surrendered for tax
   withholding                         (90)         -        (90)         -
  Proceeds from borrowings on
   long-term debt agreements           402          -        402          -
  Payments on long-term debt
   agreements and capital leases    (3,075)    (4,078)    (6,407)    (8,466)
  Net borrowings (repayments)
   under revolving credit
   facilities                          929       (935)      (210)      (383)
  Payment of deferred financing
   costs                                 -       (127)         -       (839)
                                 ---------  ---------  ---------  ---------
Net cash used in financing
 activities                         (1,825)    (5,054)    (6,296)    (9,581)
                                 ---------  ---------  ---------  ---------
Effect of foreign currency
 translation on cash balances          121        (65)       164         58
                                 ---------  ---------  ---------  ---------
Net change in cash and cash
 equivalents                         2,158     (6,496)     4,356     (2,119)
Cash and cash equivalents at
 beginning of period                30,219     29,814     28,021     25,437
                                 ---------  ---------  ---------  ---------
Cash and cash equivalents at end
 of period                       $  32,377  $  23,318  $  32,377  $  23,318
                                 =========  =========  =========  =========

Supplemental disclosure of cash
 flow information
Noncash investing and financing
 activities
Noncash transactions include the
 following:
  Capital lease obligations
   incurred                      $   2,992  $   2,884  $   4,246  $   6,730

Contact Information:
David Stickney
VP Corporate Communications
925-949-5114